Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Brookline Bancorp Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee (2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward (2)
Newly Registered Securities
Fees to be Paid	--	--	--	--	--	$0	--	$0	--	--	--
Fees Previously Paid	--	--	--	--	--	--	--	--	--	--	--	--
Carry Forward Securities
Carry Forward Securities	Equity	Common stock, par value $0.01 per share (3)(4)	415(a)(6)	--	--	--	--	--	--	--	--
Carry Forward Securities	Equity	Preferred stock, par value $0.01 per share (3)	415(a)(6)	--	--	--	--	--	--	--	--
Carry Forward Securities	Debt	Senior debt securities and subordinated debt securities (3)	415(a)(6)	--	--	--	--	--	--	--	--
Carry Forward Securities	Other	Warrants (5)	415(a)(6)	--	--	--	--	--	--	--	--
Carry Forward Securities	Other	Depositary shares (3)(6)	415(a)(6)	--	--	--	--	--	--	--	--
Carry Forward Securities	Other	Units (7)	415(a)(6)	--	--	--	--	--	--	--	--
Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	$200,000,000	--	$200,000,000 (1)			S-3	333-240013	July 22, 2020	$25,960.00
	Total Offering Amounts					200,000,000		$25,960
	Total Fees Previously Paid							$25,960
	Total Fee Offsets							--
	Net Fee Due							$0

(1)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933. The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance of the securities registered by this registration statement. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee. In no event will the aggregate maximum offering price of all securities issued under this registration statement exceed $200,000,000. The amount registered is not specified as to each class of securities to be registered hereunder pursuant to Instruction 2.A.iii.b. of Item 16(b) of Form S-3 under the Securities Act of 1933.

(2)	This registration statement registers securities with a maximum aggregate offering price of $200,000,000. Of these securities, securities with a maximum aggregate offering price of $0 are being newly registered on this registration statement (the “Newly Registered Securities”), and securities with a maximum aggregate offering price of $200,000,000.00 (the “Unsold Securities”) represent unsold securities previously registered by the registrant on its Registration Statement on Form S-3 filed on July 22, 2020 and declared effective on March 31, 2020 (File No. 333-240013) (the “2020 Registration Statement”). The registrant did not sell any securities under the 2020 Registration Statement, leaving the balance of $200,000,000 of Unsold Securities, in respect of which the registrant paid $25,960.00 in registration fees related to the Unsold Securities.

(3)	Shares of preferred stock, depositary shares or common stock may be issuable upon conversion of debt securities registered hereunder. No separate consideration will be received for such preferred stock, depositary shares or common stock.

(4)	Shares of common stock may be issuable upon conversion of shares of preferred stock registered hereunder. No separate consideration will be received for such shares of common stock.

(5)	Warrants will represent rights to purchase debt securities, common stock or preferred stock registered hereby. Because the warrants will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

(6)	In the event that Brookline Bancorp, Inc. elects to offer to the public fractional interests in shares of preferred stock registered hereunder, depositary shares, evidenced by depositary receipts issued pursuant to a deposit agreement, will be distributed to those persons purchasing such fractional interests, and the shares of preferred stock will be issued to the depositary under any such agreement.

(7)	Each unit will be issued under a unit agreement and will represent an interest in two or more securities, which may be or may not be separable from one another.